Exhibit 32.1

Section 1350 Certification

                  The following statement is provided by the undersigned to accompany the Form 10-K of RFMC Global Directional Fund, L.P. pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

                 The undersigned certifies that the foregoing Report on Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of RFMC Global Directional Fund, L.P.

March 31, 2010

/s/ Robert L. Lerner
Robert L. Lerner
President, Principal Executive Officer and
   Principal Financial Officer
Ruvane Fund Management Corporation,
the general partner of
RFMC Global Directional Fund, L.P.